EXHIBIT 10(d)

                         Amendment No. 1


     Amendment No. 1 to the Agreement dated July 25, 1997, among the signatories hereto (the "Agreement"). Capitalized terms used herein have the meaning set forth in the Agreement.

     WHEREAS, pursuant to Section 2(f) of the Agreement, no final determination has been made with respect to the "Additional
Nominee";

     WHEREAS, the 1997 Annual Meeting is scheduled for October 8,
1997 and the parties hereto desire, in the interests of the Company, not to delay the 1997 Annual Meeting;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein the parties hereto agree as follows:

     1. Notwithstanding the provisions of Section 2(f)(ii) of the Agreement, Mr. Wight (or his successor pursuant to the Agreement) shall have 60 days following the 1997 Annual Meeting to select the Additional Nominee, and any selection made to date shall be deemed in abeyance until resubmitted by Mr. Wight (which he shall be permitted to effect) and any response to such selection by Mr. Kalishman shall similarly be deemed in abeyance until reiteration by Mr. Kalishman (which he shall be permitted to effect). Thereafter, the provisions of Section 2(f)(ii) shall be applicable, including, without limitation, the right of Mr. Wight to make further nominations within two months after each non-approval is finally determined. In the event Mr. Kalishman (or his successor pursuant to the Agreement) does not approve any nominee selected by Mr. Wight because of a material financial or a close personal or familial relationship with another director or affiliate of a director, the determination of whether such approval has been unreasonably withheld shall be made by the Board of Directors of the Company as constituted following the 1997 Annual Meeting.

     2. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the parties hereto as the date first above written.

XANADU INVESTMENTS L.P.            INSITUFORM TECHNOLOGIES, INC.

By: The Jerome Kalishman           By: Anthony W. Hooper
     Revocable Trust


By:  s/Jerome Kalishman            By: s/Russell B. Wight, Jr.
   --------------------------         ----------------------------
          Trustee                     Russell B. Wight, Jr.

By: The Nancy F. Kalishman             s/Paul A. Biddelman
     Revocable Trust                   ---------------------------


By: s/Nancy F. Kalishman               s/Sheldon Weinig
   ---------------------------         ---------------------------
     Trustee

    s/Jerome Kalishman                 s/Silas Spengler
    --------------------------         ---------------------------

    s/Nancy Kalishman                  s/Anthony W. Hooper
    --------------------------         ---------------------------

The Jerome and Nancy Kalishman
Family Fund

By:  Jerome Kalishman
   ---------------------------
       Trustee


   s/Robert W. Affholder
   ---------------------------


   s/Stephen P. Cortinovis
   ---------------------------